UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 23, 2012

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marinello Employment Agreement

On October 24, 2012, Stream Global Services, Inc. (the “Company”) entered into an Executive Employment Agreement with Kathryn V. Marinello (the “Agreement”) relating to Ms. Marinello’s service as Chairman, President and Chief Executive Officer of the Company.  The material terms and conditions of the Agreement are described below.

Ms. Marinello’s employment with the Company under the terms of the Agreement commenced on February 19, 2012 (the “Commencement Date”).  The initial term of the Agreement continues until the third anniversary of the Commencement Date, and the Agreement will be automatically extended for additional one-year periods thereafter.

Ms. Marinello is entitled to receive an annualized base salary of $830,000 (“Base Salary”), as well as an incentive bonus with a target of 100% of Base Salary, based on the achievement of performance criteria, consistent with a management incentive plan, set by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board.  In addition, Ms. Marinello will be granted stock options to purchase an aggregate of 20,000 shares of the common stock of SGS Holdings, Inc. (“SGS Holdings”), the Company’s parent corporation, with the exercise price determined by SGS Holdings’ compensation committee within 90 days of the date of the Agreement (not to be less than fair market value).  The options granted to Ms. Marinello will be 30% vested on the date of grant, and the remaining 70% will vest in four equal installments on each of the first four anniversaries of the Commencement Date.  These options will be subject to the terms of SGS Holdings’ stock incentive plan and any award agreement under which they are granted.

Ms. Marinello is entitled to participate in the employee health and welfare, retirement and other employee benefits programs offered generally by the Company to its executive employees.  Ms. Marinello will also receive reimbursements for the reasonable costs, not to exceed $10,000 per year, of a tax consultant to assist Ms. Marinello in preparation of tax returns and for tax and estate planning as well as premiums on life insurance policies obtained by Ms. Marinello.

The Company may terminate Ms. Marinello immediately for Cause.  The Company may terminate Ms. Marinello without Cause and Ms. Marinello may terminate her employment with the Company with or without Good Reason upon at least 30 days written notice.  If Ms. Marinello’s employment is terminated by the Company without Cause or by Ms. Marinello for Good Reason, and if Ms. Marinello executes and does not revoke a release of all claims against the Company, then Ms. Marinello is entitled to receive: (1) a cash payment, payable in installments over a period of 24 months, equal to two times the sum of her then-current Base Salary and bonus, if any, to which she became entitled for the full fiscal year completed immediately prior to termination, (2) a prorated portion of her incentive bonus, if any, to which she would have otherwise become entitled for the fiscal year in which the termination occurred had she remained continuously employed for the full fiscal year based on the actual level of achievement of the applicable performance goals, (3) reimbursement for applicable premiums for COBRA continuation coverage for Ms. Marinello and her eligible dependents for a period equal to the shorter of (i) two years or (ii) until Ms. Marinello becomes eligible for substantially similar coverage under a health plan of another employer (the “COBRA Reimbursement Period”) and (4) acceleration of two years’ vesting of the options granted to Ms. Marinello pursuant to the terms of the Agreement.

If Ms. Marinello’s employment with the Company is terminated due to her death, Ms. Marinello’s estate is entitled to receive a lump sum payment equal to one year of Ms. Marinello’s then-current Base Salary as well as a prorated bonus.  In the event of Ms. Marinello’s Disability, her Base Salary will be terminated as of the end of the month in which the last day of the six-month period of Ms. Marinello’s inability to perform her duties occurs, and Ms. Marinello will be entitled to receive a prorated bonus.

The terms “Cause,” “Good Reason” and “Disability” are defined in the Agreement.

The Agreement provides that in the event of a Change of Control Termination (as defined below), and provided that Ms. Marinello executes (and does not effectively rescind) a release of claims against the Company, the Company is required to make a lump sum severance payment to Ms. Marinello in an amount equal to two and a half times the sum of: (1) one year of Ms. Marinello’s then-current Base Salary and (2) the bonus, if any, to which Ms. Marinello became entitled for the full fiscal year completed immediately prior to the Change of Control Termination.

In addition, Ms. Marinello will be entitled to receive: (1) a prorated portion of her incentive bonus, if any, to which she would have otherwise become entitled for the fiscal year in which the Change of Control Termination occurred had she remained continuously employed for the full fiscal year based on the actual level of achievement of the applicable performance goals for the applicable fiscal year, and (2) reimbursement for applicable premiums for COBRA continuation coverage for Ms. Marinello and her eligible dependents for the COBRA Reimbursement Period.  In addition, in the event of a Change of Control Termination, all outstanding and unvested options to purchase shares of SGS Holdings common stock held by Ms. Marinello will become fully vested and exercisable.

Under the Agreement, a “Change of Control Termination” means any of the following events:

•                  On or within two years after a Change of Control (as defined in the Agreement), termination of Ms. Marinello’s employment by the Company or its successor for any reason other than (A) fraud, (B) theft or embezzlement of the Company’s assets, (C) conviction of a crime involving moral turpitude or (D) failure to follow the Company’s conduct and ethics policies;

•                  On or within two years after a Change of Control, termination of Ms. Marinello’s employment by Ms. Marinello for Good Reason; or

•                  A termination of Ms. Marinello’s employment by the Company or its successor other than for the reasons described in clauses (A) through (D) above during the pendency of a Potential Change of Control (as defined in the Agreement) and (i) such termination was at the direction of a person or entity who entered into an agreement, the consummation of which would result in a Change of Control, or is otherwise in connection with, or in anticipation of, a Change of Control and (ii) Change in Control actually is consummated within nine months following the termination of Ms. Marinello’s employment.

In the event that any payment, vesting, distribution or transfer (“Change of Control Payment”) to Ms. Marinello by the Company would result in an “excess parachute payment,” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the amount of the Change of Control Payments shall be reduced so that the present value of the Change of Control Payments would not result in an “excise tax,” as defined in Section 4999 of the Code, unless Ms. Marinello would retain a greater amount of compensation following the payment of the excise tax on the unreduced amount of the Change of Control Payments.

The Agreement contains non-competition and non-recruitment provisions applicable to Ms. Marinello during her employment with the Company and for two years following termination of such employment for any reason.  In addition, the Company and Ms. Marinello agreed not to make any disparaging statements regarding the other party both during Ms. Marinello’s employment with the Company and after such employment terminates.  Ms. Marinello also agreed to keep the Company’s Confidential Information (as defined in the Agreement) confidential during and after her employment with the Company and not use such information other than in connection with her employment.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2012 Stock Incentive Plan

On June 8, 2012, the Board of Directors and stockholders of SGS Holdings, the parent company and sole stockholder of the Company, approved the 2012 Stock Incentive Plan (the “2012 Stock Plan”).  No awards were granted under the 2012 Stock Plan until October 24, 2012.  The 2012 Stock Plan enables SGS Holdings to offer certain key employees, consultants and non-employee directors a broad range of long-term incentive awards.  Up to 80,000 shares of common stock of SGS Holdings may be issued under the 2012 Stock Plan (subject to adjustment to reflect certain changes in capital structure or business by reason of certain corporate transactions or events as provided in the 2012 Stock Plan).

The Compensation Committee of SGS Holdings (the “Compensation Committee”) is responsible for administering the 2012 Stock Plan and selecting the individuals who are eligible to participate in the 2012 Stock Plan.  The Compensation Committee may delegate limited authority to the SGS Holdings’ Chief Executive Officer with respect to grants to individuals who are not executive officers. The 2012 Stock Plan permits SGS Holdings to grant stock options (non-qualified and incentive stock options), restricted stock and other stock-based awards, which in each case may be subject to the attainment of performance goals, to the extent determined by the Compensation Committee.

The Compensation Committee sets the exercise price per share for stock option grants, which must be at an amount greater than or equal to the fair market value per share of SGS Holdings’ common stock on the applicable grant date.  Stock options expire no later than the seventh anniversary of the date of grant.  If the employment of a participant is terminated without Cause (as defined in the 2012 Stock Plan) all vested stock options remain exercisable for 90 days following such termination.  In the event of the termination of a participant’s employment by reason of death or disability, vested stock options remain exercisable for a period of one year following such termination.  If the employment of a participant is terminated for Cause, all stock options, whether vested or unvested, will terminate and be forfeited. If the employment of a participant is terminated for any reason, all unvested restricted stock awards and stock options will be forfeited.

In the event that a participant engages in Detrimental Activity (as defined in the 2012 Stock Plan) within one year after termination of employment, all awards held by participants will be forfeited.  Furthermore, if a participant engages in Detrimental Activity during the one-year period after termination of employment, the participant must repay SGS Holdings an amount equal to the gain realized on the award.

Upon a Change in Control (as defined in the 2012 Stock Plan), the Compensation Committee may, but is not required to, accelerate the vesting of the awards; cancel the awards for fair value; or provide for substitute awards.

The foregoing description is qualified in its entirety by the complete text of the 2012 Stock Plan, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Option Awards

On October 24, 2012, the Compensation Committee granted each of the following Named Executive Officers of the Company the number of options to purchase common stock of SGS Holdings opposite such executive’s name (the “Options”):

Name	Shares Underlying Options
Kathryn V. Marinello Chairman, President and Chief Executive Officer	20,000
Michael Henricks Interim Chief Financial Officer	3,000
Brian Delaney Chief Operating Officer	6,000

The Options each have an exercise price of $425.00 and a term of 7 years from the date of grant and were granted under and pursuant to the terms of the 2012 Stock Plan.  Ms. Marinello’s options vest as described above under the heading “Marinello Employment Agreement.”  Messrs. Henricks’ and Delaney’s options are 25% vested on the date of grant, and the remaining 75% of each such executive’s Options will vest in four equal installments on each of the first four anniversaries of the date of grant.

The foregoing description is qualified in its entirety by the complete text of the Form of Non-Qualified Stock Option Agreement under the SGS Holdings, Inc. 2012 Stock Incentive Plan, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Julie Richardson

On October 23, 2012, Julie Richardson resigned from the Board effective immediately. Ms. Richardson was elected to the Board in October 2009. Ms. Richardson’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Barry Allen to Board of Directors

In connection with Ms. Richardson’s resignation from the Board, on October 24, 2012 the Board elected Barry Allen to serve as a director of the Company until the earlier of his death, resignation, removal or the next annual meeting of stockholders of the Company.  Mr. Allen is not currently expected to be named to any committees of the Board.  In addition, pursuant to that certain Stockholders Agreement, dated as of June 8, 2012, by and among SGS Holdings, Inc., Ares Corporate Opportunities Fund II, L.P., EGS Dutchco, B.V. (“EGS Dutchco”), and NewBridge International Investment Ltd. (“NewBridge”), EGS Dutchco and NewBridge designated Mr. Allen as Ms. Richardson’s replacement on the board of directors of SGS Holdings (the “SGS Holdings Board”), and the SGS Holdings Board elected Mr. Allen to serve as a director of SGS Holdings until the earlier of his death, resignation, removal or the next annual meeting of stockholders of SGS Holdings.  Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Allen was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Allen in which the amount involved exceeds $120,000.

Item 9.01.                                        Financial Statements and Exhibits.

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: October 26, 2012

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated October 24, 2012, by and between Stream Global Services, Inc. and Kathryn V. Marinello.

10.2	SGS Holdings, Inc. 2012 Stock Incentive Plan.

10.3	Form of Non-Qualified Stock Option Agreement under the SGS Holdings, Inc. 2012 Stock Incentive Plan.